Exhibit 10.26

Confidential treatment has been requested for redacted portions of this exhibit.

This copy omits the information subject to the confidentiality request. Omissions are designated as ******.

Restructuring Agreement

This Restructuring Agreement (the “Agreement”) is made, entered into and executed on June 30, 2023 by and among:

Party A: Wuhan Lotus Technology Limited Company Ltd.

Registered address:	A504, No. 3 Building, No. 28 Chuanjiangchi 2nd Road, Wuhan
Economic and Technological Development Zone, Wuhan, China

Party B 1: Liu Bin

ID Card No. ******

Party B 2: Feng Qingfeng

ID Card No. ******

Party B 3: Li Shufu

ID Card No. ******

Party B 4: Li Donghui (with Party B 1, Party B 2 and Party B 3, collectively, “Party B”)

ID Card No. ******

Party C: Wuhan Lotus E-Commerce Co., Ltd.

Registered address:	A311, No. 3 Building, No. 28 Chuanjiangchi 2nd Road, Wuhan
Economic and Technological Development Zone, Wuhan, China

(The above parties are hereinafter referred to as a “Party” individually and the “Parties” collectively)

Party D: Lotus Technology Inc.

Registered address: Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands

Whereas:

1.	Party A is a limited liability company incorporated in China, which is an indirect wholly-owned subsidiary of Party D (with its subsidiaries, collectively, the “Group Company”); Party C is a limited liability company incorporated in China. Each person constituting Party B is a Chinese citizen with full capacity for civil conduct. As of the date of execution of the Agreement, Party B 1, Party B 2, Party B 3 and Party B 4 hold 33.3%, 27.8%, 22.2% and 16.7% of the equity of Party C respectively.

2.	On July 26, 2021, each Party B completed the initial registration of foreign exchange for overseas investment by domestic residents at the Hubei Branch of the State Administration of Foreign Exchange in accordance with the Circular of the SAFE on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Round-tripping Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》). On July 30, 2021, Ming Jun Holdings Limited, Yin Qing Holdings Limited, Xing Rong Holdings Limited and Jing Can Holdings Limited, wholly-owned shareholding platforms respectively established by each Party B in the British Virgin Islands, jointly established Lotus Advanced Technology Limited Partnership in the British Virgin Islands. On August 9, 2021, Lotus Advanced Technology Limited Partnership established Party D in the Cayman Islands.

3.	On August 9, 2021, Party D passed a shareholder resolution confirming that Party B 1, Party B 2, Party B 3 and Party B 4 have committed to contribute RMB130,020,000, RMB108,350,000, RMB86,680,000 and RMB65,010,000 (the "natural person contributions") to Party C as their capital contribution to Party D to indirectly hold 13,002,000, 10,835,000, 8,668,000 and 6,501,000 ordinary shares of Party D through Lotus Advanced Technology Limited Partnership (the "Cayman ordinary shares").

4.	As of the date hereof, Party B has completed their respective natural person contributions to Party C and indirectly holds Cayman ordinary shares paid in full.

5.	The Parties concerned executed the Exclusive Consulting and Service Agreement, Power of Attorney, Exclusive Option Agreement and Equity Pledge Agreement on March 8, 2022 (collectively, the “Original Transaction Documents”), In addition, each person constituting Party B has completed the equity pledge registration procedure under the Original Transaction Documents (the “Equity Pledge Registration”) with the competent market supervision and management authority.

6.	As of the date of execution of the Agreement, in addition to other subsidiaries, Party A holds one hundred percent (100%) equity of Sanya Lotus Venture Capital Co., Ltd. (“Sanya Lotus”) and Hangzhou Lotus Technology Service Co., Ltd. (“Hangzhou Lotus”) respectively.

7.	The Parties concerned intend to dissolve the Original Transaction Documents to dissolve the VIE structure. After the dissolution of the VIE structure, (1) Sanya Lotus and Hangzhou Lotus will become wholly-owned subsidiaries of Party A; (2) all assets and properties of Party C will be transferred to Party A and/or other designated entities within the Group Company of Party A; (3) the Original Transaction Documents will be terminated, and Wuhan Lotus E-Commerce Co., Ltd. will no longer be an entity within the Group Company.

THEREFORE, NOW, the Parties, upon consensus through negotiation, have agreed as follows:

Article 1          Restructuring before Dissolution of the VIE Structure

1.1	After the execution of the Agreement, Party C will sort out its own debts, notify the creditors, and make Party C pay off all debts owed to the creditors by repaying the debts to the creditors, obtaining creditors’ exemption and/or any other means permitted by laws.

1.2	The Parties hereby irrevocably agree and acknowledge that, from the date of execution of the Agreement, each Party shall sign any and all documents, and take any and all actions, which are requisite and necessary to transfer all property and assets owned or held by Party C (including but not limited to cash/cash equivalents, business, assets, personnel, if any; but excluding the value-added telecommunications service operating permit obtained by Party C) to Party A and/or other designated entities within the Group Company of Party A at zero consideration or the lowest price permitted by laws. Specifically, the property and assets of Party C include:

(1)	All cash and cash equivalents held in Party C’s bank account;

(2)	Assets listed in Schedule 1;

(3)	Contracts listed in Schedule 2, to which Party C is a party, and which remain valid now.

1.3	The Parties hereby irrevocably agree and acknowledge that Party C will, and Party B will use its best efforts to procure Party C to, promptly after the execution of the Agreement, (1) give Party A, all cash and cash equivalents held in Party C’s bank account at zero consideration or the lowest price permitted by laws; (2) transfer to/register in the name of Party A and/or other designated entities within the Group Company of Party A, all assets listed in Schedule 1; (3) transfer to Party A, all contracts listed in Schedule 2, to which Party C is a party, and which remain valid now.

Article 2          Dissolution of the VIE Structure

2.1	The Parties will promptly: (i) cancel the Equity Pledge Registration with the competent market supervision and management authority; (ii) enter into and execute the termination agreement as set out in Appendix 1 to terminate and rescind the Original Transaction Documents, after the rescission of the Original Transaction Documents, no Party shall claim any rights against other Parties based on the Original Transaction Documents, nor shall there be any disputes or potential disputes between each Party and any other Parties and/or any other third parties regarding the Original Transaction Documents and their rescission; from the date of rescission of the Original Transaction Documents, Party C is no longer a consolidated entity of the Group Company, and the Group Company no longer has a VIE structure; (iii) immediately terminate all business operations of Party C (if any), after the following conditions are met or waived by Party A:

(1)	Party A has completed the acquisition from Party C and foreign shareholders of their respective holdings of Sanya Lotus and Hangzhou Lotus; Sanya Lotus and Hangzhou Lotus become a wholly-owned subsidiary of Party A A in which it holds one hundred percent (100%) shares;

(2)	The matters specified in Paragraph 1.2 of the Agreement have been performed, all properties and assets owned or held by Party C have been owned by Party A or have been registered in the name of Party A and/or other designated entities within the Group Company of Party A, and all contracts, to which Party C is a party, and which remain valid now, have been transferred to Party A and/or other designated entities within the Group Company of Party A;

(3)	Wuhan Quanqing Information Technology Co., Ltd. has obtained the value-added telecommunications service operating permit issued by the Ministry of Industry and Information Technology of the People’s Republic of China, whose business scope covers Internet information service business.

Notwithstanding the foregoing provisions, if any of the above conditions is waived by Party A, both Party B and Party C shall be obliged to complete the waived conditions within ten (10) working days after the waiver or within other time allowed by Party A. For the avoidance of any doubt, if any assets listed in Schedule 1 of the Agreement (the “Untransferred Assets”) have not been registered in the name of Party A and/or other designated entities within the Group Company of Party A, Party C will irrevocably grant to Party A an exclusive license to use the Untransferred Assets, and such licensing arrangement will terminate after the Untransferred Assets has been registered in the name of Party A and/or other designated entities within the Group Company of Party A.

2.2	After the Original Transaction Documents are terminated in accordance with Paragraph 2.1 above, Party C shall deregister the value-added telecommunications service operating permit according to the instructions of Party A and go through the liquidation and deregistration procedures with the competent market supervision and management authority, and Party A shall have the right to appoint a liquidator to manages the assets of Party C, to the extent permitted by Chinese laws. Party C and Party B shall provide any and all necessary cooperation as requested by Party A from time to time, including but not limited to signing and executing any and all documents and taking any and all actions requisite and necessary for the liquidation and deregistration of Party C.

2.3	Each person constituting Party B hereby irrevocably agrees and acknowledges that Party A or its designated liquidator shall have the right to give at zero consideration, or return to, Party A through other means approved by it in writing, any and all remaining distributable properties (if any) acquired during the process of liquidation and deregistration of Party C; and Party C shall exempt Party A or its designated eligible entities from any payment obligations arising therefrom within the applicable scope of Chinese laws and regulations in effect at that time. If any person constituting Party B obtains any remaining distributable property (if any) during the process of liquidation and deregistration of Party C according to the laws, the person shall, at the request of Party A, give at zero consideration, or return to, Party A through other means approved by Party A in writing, any and all such remaining distributable property (if any).

Article 3          Representations and Warranties

3.1	Each Party has sufficient legal rights, powers and authority to execute the Agreement, and the execution of the Agreement is the expression of genuine intention of the Party;

3.2	The execution and performance of the Agreement does not constitute a breach of any constitutional documents, executed agreements to which the Party is a party or which is binding on the Party, or permits and licenses obtained by the Party, nor will it result in, the Party’s violation of, or a necessity for the Party to obtain, any judgments, rulings, decisions, orders or consents issued by any competent courts, government authorities or regulators;

3.3	The Party has obtained all consents, approvals and authorizations necessary to effectively enter into and execute the Agreement and to comply with and perform its obligations hereunder; and

3.4	Once executed, the Agreement constitutes a legal, valid, binding obligation upon it, and shall be enforceable against it in accordance with the terms of the Agreement.

Article 4          Liabilities for Default and Compensation

4.1	Any Party’s breach of, or failure to perform, its representations, warranties, undertakings, obligations or responsibilities in the Agreement, shall constitute a default.

4.2	If any Party is in default of the Agreement and causes the any other Parties to assume any expenses, responsibility or liabilities, or suffer any losses, the defaulting party shall compensate the non-defaulting party for any and all losses arising therefrom (including but not limited to interest paid or lost, and attorney fees, due to the default).

Article 5          Governing Laws and Settlement of Disputes

5.1	The performance, interpretation, construction and enforcement of the Agreement shall be governed by Chinese laws.

5.2	In the event of any dispute among the Parties regarding the interpretation, construction and performance of the terms of the Agreement, the Parties shall settle the dispute through negotiation in good faith. If the dispute cannot be settled by the Parties through negotiation, any Party may submit the dispute to the Wuhan Arbitration Commission for settlement by arbitration in accordance with its arbitration rules in effect at that time. The seat of arbitration shall be Wuhan, and the language used in the arbitration shall be Chinese. The arbitral award shall be final and binding on the Parties.

5.3	During the arbitration, except for the disputes or obligations submitted for arbitration, the Parties shall continue to perform other obligations specified in the Agreement. The arbitrator has the right to make an appropriate decision based on the actual situation to give Party A appropriate legal relief, including restricting, prohibiting or ordering the transfer or disposal of, the equity or assets of Party B and/or Party C, liquidating Party B and/or Party C, etc.

5.4	Upon the request of the disputing party, the competent court shall have the power to grant temporary relief, such as withholding or freezing the property or equity of the defaulting party under a judgment or ruling. After the arbitral award becomes effective, any Party shall have the right to apply to the competent court for enforcement of the arbitral award.

Article 6          Confidentiality

The Parties acknowledge and confirm that any and all oral or written information exchanged with one another regarding the Agreement is considered confidential information. Each Party shall treat in confidence all such information, and shall not disclose any such information to any third party without the written consent of other Parties, except for any information: (a) available or to be available to the public (other than disclosed to the public without permission by the party receiving the information); (b) required to be disclosed in accordance with applicable laws and regulations, stock exchange rules; or (c) disclosed by a Party to its legal or financial advisors necessary and requisite for the transactions contemplated herein, but such legal or financial advisors are also subject to a duty of confidentiality similar to this clause. If any Party’s personnel or retained agencies divulge or reveal the confidential information, it shall be deemed that the Party divulges or reveals such confidential information, and the Party shall be liable for default therefor in accordance with the Agreement.

Article 7          Supplementary Provisions

7.1	The Agreement shall take effect immediately after being stamped or executed by the Parties (and their respective authorized representatives).

7.2	Amendments to the Agreement shall be subject to the consent of the Parties in writing. Amendment and supplementary agreements to the Agreement duly executed by the Parties constitute an integral part of the Agreement and shall have the same legal effect as the Agreement.

7.3	If any provision of the Agreement is invalid or unenforceable due to conflicts with relevant laws, such provision shall only be deemed invalid within the governance of relevant laws and shall not affect the legal effect of other provisions of the Agreement.

7.4	Unless otherwise specified in the Agreement, a Party’s failure to exercise or delay in exercising the rights, powers or privileges under the Agreement shall not be deemed to be a waiver of these rights, powers and privileges, and the single or partial exercise of these rights, powers and privileges does not preclude the exercise of any other rights, powers and privileges.

7.5	The Agreement may be executed in one or more counterparts, each of which shall constitute an enforceable original of the Agreement, and each of the originals shall have the same legal effect.

(The following is the execution page, without text)

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IN WITNESS WHEREOF, the Parties hereto have procured their respective legal representatives or authorized representatives to execute the Agreement on the date first written above.

Party A: Wuhan Lotus Technology Limited Company Ltd. (official seal)

Signed by:	/s/ Wuhan Lotus Technology Limited Company Ltd.

Name: Feng Qingfeng

Title: legal representative

Execution Page

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IN WITNESS WHEREOF, the Parties hereto have procured their respective legal representatives or authorized representatives to execute the Agreement on the date first written above.

Party B:

Lin Bin

Signature:	/s/ Liu Bin

Feng Qingfeng

Signature:	/s/ Feng Qingfeng

Li Shufu

Signature:	/s/ Li Shufu

Li Donghui

Signature:	/s/ Li Donghui

Execution Page

[There is no text on this page]

IN WITNESS WHEREOF, the Parties hereto have procured their respective legal representatives or authorized representatives to execute the Agreement on the date first written above.

Party C: Wuhan Lotus E-Commerce Co., Ltd. (official seal)

Signed by:	/s/ Wuhan Lotus E-Commerce Co., Ltd.

Name:

Title:

Execution Page

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IN WITNESS WHEREOF, the Party hereto has procured their respective legal representatives or authorized representatives to execute the Agreement on the date first written above.

Party D: Lotus Technology Inc.

Signed by:	/s/ Feng Qingfeng

Name: Feng Qingfeng

Title: Director

Execution Page

Schedule 1

Assets of Party C

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Schedule 1

Schedule 2

Contracts to Which Party C is a Party, and Which Remain Valid Now

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Schedule 2

Appendix 1

Termination Agreement

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Appendix 1